Exhibit 99.1

Equinix Revises 2010 Third Quarter and Fiscal Year Guidance

2010 Third Quarter and Full Year Guidance on Revenues Decreased; 2010 Third Quarter and Full Year Guidance on Adjusted EBITDA Increased

FOSTER CITY, Calif.--(BUSINESS WIRE)--October 5, 2010--Equinix, Inc. today announced it expects 2010 third quarter and full year revenues will be below the Company’s previous outlook, and it expects 2010 third quarter and full year adjusted EBITDA will be above the Company’s previous outlook, both provided on July 28, 2010.

Equinix now expects third quarter revenues to be in the range of $328.0 to $330.0 million, the midpoint of which is 2.2 percent lower than the midpoint of its previous outlook, and total revenues for the full year to be approximately $1,215.0 million, which is 1.2 percent lower than the midpoint of its previous outlook. This updated guidance is due to underestimated churn assumptions in Equinix’s forecast models in North America, greater than expected discounting to secure longer term contract renewals and lower than expected revenues attributable to the Switch and Data business acquired in April 2010.

For third quarter 2010, Equinix is increasing its adjusted EBITDA outlook to greater than $140.0 million. For the full year of 2010, the adjusted EBITDA outlook is also being increased to approximately $540.0 million. This increase in expectations is due in part to better than expected gross margins and lower than expected cash selling, general and administrative expenses.

Equinix will host a conference call to discuss this today, Tuesday, October 5, 2010, at 4:30 p.m. EDT (1:30 p.m. PDT). To hear the conference call live, please dial 1-210-234-8004 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will also be available at www.equinix.com/investors.

A replay of the call will be available beginning on Tuesday, October 5, 2010 at 6:30 p.m. (EDT) through October 26, 2010 by dialing 1-203-369-0463 and referencing the passcode (2010). In addition, the webcast will be available on the Company’s website at www.equinix.com/investors. No password is required for the webcast.

Equinix will provide full third quarter results during its regularly scheduled earnings call on October 26, 2010.

About Equinix

Equinix, Inc. (Nasdaq: EQIX) provides global data center services that ensure the vitality of the information-driven world. Global enterprises, cloud, content and financial companies, and more than 595 network service providers rely upon Equinix to protect and connect their most valued information assets. Equinix operates 90 International Business Exchange™ (IBX®) and partner data centers across 35 metro areas in North America, Europe and Asia-Pacific. Learn more at: www.equinix.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure, which can be found in Equinix’s quarterly earnings releases.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated in prior quarterly earnings releases.

CONTACT:
Equinix, Inc.
Joan Powell, +1-650-513-7098 (Global)
pr@equinix.com
Jason Starr, +1-650-513-7020 (Investor Relations)
jstarr@equinix.com
or
LEWIS PR
Scott Blevins, +1-415-992-4400 (U.S.)
EquinixUS@lewispr.com